UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2020

PRECIPIO, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36439 (Commission File Number)	91-1789357 (IRS Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed by Precipio, Inc. (the “Company”), on February 17, 2017, Jesse Campbell (“Campbell”) filed a lawsuit individually and on behalf of others similarly situated against the Company in the District Court for the District of Nebraska (the “District Court”) alleging that the Company had a materially incomplete and misleading proxy relating to a potential merger and that the merger agreement’s deal protection provisions deter superior offers. As a result, Campbell alleged that the Company has violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereafter. The Company filed a motion to dismiss all claims, which motion was fully briefed on November 27, 2017. The District Court granted the Company’s motion in full on May 3, 2018 and dismissed the lawsuit. The Eighth Circuit reversed the decision of the District Court and remanded the case back to the District Court. The parties filed a notice with the District Court on May 22, 2019, announcing that they had reached a settlement in principle.  On June 21, 2019, the parties filed a stipulation of settlement (the “Settlement Agreement”), pursuant which the Company would be released from all claims and would expressly deny that that it had committed any act or omission giving rise to any liability.  The Settlement Agreement included a settlement payment of $1.95 million, which would be primarily funded by the Company’s insurance.  On July 10, 2019, the District Court entered an order preliminarily approving the Settlement Agreement.

On June 3, 2020, the District Court approved the Settlement Agreement. The Company anticipates that the District Court will soon enter its order of dismissal (the “Order”) and, if no appeal is filed within the thirty (30) day period immediately following the Order, the Settlement Agreement will be final and the sums to be paid under the Settlement Agreement will be released.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as the timing of payments under the Settlement Agreement. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond the Company’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date: June 3, 2020